Exhibit 4.3

Performance rights plan

Graphitecorp Limited ACN 157 690 830

Level 11 Central Plaza Two 66 Eagle Street Brisbane QLD 4000 | GPO Box 1855 Brisbane QLD 4001 Australia | ABN 42 721 345 951 Telephone 07 3233 8888 | Fax 07 3229 9949 | Web www.mccullough.com.au

With offices in Brisbane, Newcastle and Sydney.

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Table of contents

1	Definitions and interpretation		1

	1.1	Definitions	1

	1.2	Interpretation	4

2	Administration of the plan		4

3	Eligible Participants		4

4	Grant of rights		4

	4.1	Offer of Rights	4

	4.2	Required details of Offer	5

	4.3	Required documents for Offer	5

	4.4	Acceptance of offer	5

	4.5	Permitted Nominees	5

	4.6	Maximum Rights granted	6

	4.7	No payment for grant of Rights or issue of Shares	6

	4.8	Statement	6

	4.9	Register of holders	6

5	Vesting of Rights and issue of Shares		7

	5.1	Number of Shares to be issued on Vesting of a Performance Right	7

	5.2	Cash Settlement	7

	5.3	Lapse of Rights between Grant Date and Vesting Date	7

6	Rights attaching to Rights granted		8

	6.1	Adjustment for reconstruction	8

	6.2	Dividends	8

	6.3	Voting rights	8

	6.4	Participation in further issues	8

	6.5	Transfer of rights	8

	6.6	Transmission	8

	6.7	Quotation	8

7	No interest in shares		8

8	Change of control		9

	8.1	Board to notify Participant of Change of Control Trigger Event	9

	8.2	Treatment of Rights on a Change of Control Trigger Event	9

	8.3	Board to decide whether Rights Vest	9

	8.4	Rights that the Board decides Vest following a Change of Control Trigger Event	9

8.5	Rights that the Board decides do not Vest following a Change of Control Trigger Event	9

8.6	Participants to cooperate and attorney	9

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9	Issue of Shares on Vesting		10

	9.1	Issue of Shares	10

	9.2	Application for quotation	10

	9.3	Ranking of Shares issued after Vesting	10

10	Disposal restriction		10

	10.1	No disposal of Shares for a specified period	10

	10.2	Holding locks or other procedures	10

	10.3	Restrictions cease on Change of Control Trigger Event	10

11	Notice		10

	11.1	Method of giving notice	10

	11.2	When is notice given	11

	11.3	Participant’s address for notices	11

	11.4	Company’s address for notices	11

	11.5	Notices to Permitted Nominees	11

12	Amendment of the Plan		11

	12.1	Amendment	11

	12.2	Restrictions	11

13	Termination of the Plan		12

14	Administration of the Plan		12

	14.1	Authority to form policy and delegation	12

	14.2	Obligations of Board	12

	14.3	Board decisions	12

	14.4	Board, Company and delegates may act in its absolute discretion	12

	14.5	Independent advice by Board	12

15	Rights of Eligible Participants and Participants		13

16	General		13

	16.1	Listing Rules and Constitution	13

	16.2	Costs	13

	16.3	Advice	13

	16.4	Governing law and jurisdiction	13

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Performance rights plan

Graphitecorp Limited

The Plan involves the grant of Rights to Eligible Participants on the terms in this document.

1	Definitions and interpretation

1.1	Definitions

In this document:

	Term	Definition
	Acceptance Form	means an acceptance of an Offer completed and signed by an Eligible Participant (and any Permitted Nominee) in the form attached to the Offer.

	ASIC	means the Australian Securities and Investments Commission.

	ASX	means ASX Limited ACN 008 624 691 or the securities exchange operated by it (as the case requires).

	Bidder	means a person who proposes to acquire (together with their associates) all of the ordinary shares in the Company.

	Board	means the Company’s board of Directors.

	Business Day	means a business day as defined in the Listing Rules.

	Change of Control Trigger Event	means:
(a) a person acquires voting power (within the meaning of section 610 Corporations Act) in more than 50% of the ordinary shares in the Company;

(b)

an order of the court made for the purposes of section 411(4)(b) Corporations Act, in connection with a members’ scheme of arrangement to effect a change of Control of the Company, is lodged with ASIC under section 411(10) Corporations Act;

(c) the Company disposes of the whole or a substantial part of its assets or undertaking; or

(d)

an event set out in paragraph (a) or (b) is, in the opinion of the Board, likely to occur in the near future and the Board decides to nominate a date on which a Change of Control Trigger Event is taken to have occurred.

	Company	means Graphitecorp Limited ACN 157 690 830.

	Constitution	means the Company’s constitution.

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Term	Definition
Consultant	means any person who acts in an advisory capacity for, or is engaged in the provision of services to, the Group.

Control	has the meaning given to the term in section 50AA Corporations Act.

Corporations Act	means Corporations Act 2001 (Cth).

Director	means a director of the Company.

Disposal Restriction	means a restriction, set out in an Offer, on the creation of a Security Interest in, or the transfer, assignment, disposal or otherwise dealing with, a Share issued to the Participant after Vesting.

Eligible Participant	means any person who is designated by the Board to be an Eligible Participant under rule 3.

Employee	means an employee of a member of the Group.

Encumbrance	means any one or more of the following:

(a)

any interest, right or power that in substance secures payment or performance of any obligation, for example a mortgage, charge or security interest under the Personal Property Securities Act 2009 (Cth);

(b) any preferential or adverse interest of any kind;

(c) a right to buy or use assets, for example a hire purchase agreement, option, licence, lease or agreement to purchase;

(d) a right to set-off or right to withhold payment of a deposit or other money;

(e) an easement, restrictive covenant, caveat or similar restriction over property;

(f) an agreement to create any of the items referred to in paragraphs (a) to (e) above or to allow any of those items to exist; or

(g) a notice under section 255 Tax Act (1936), subdivision 260-A in schedule 1 Taxation Administration Act 1953 (Cth) or any similar legislation.

Grant Date	means the date on which a Participant is granted a Right.

Group	means the Company and its Related Bodies Corporate.

Listing Rules

means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

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Term	Definition
Market Value	means:

(a)

the volume weighted average price of a Share over the period of 30 trading days ending on the relevant date (or if that day is not a trading day, the trading day before that day), excluding any off-market trades, special crossings and any other trades that the Board decides to exclude on the basis that the trades are not fairly reflective of natural supply and demand for Shares; or

(b) the market price of a Share as determined by (and calculated by any method decided by) the Board.

Offer	means a written offer to participate in the Plan.

Participant	means an Eligible Participant or its Permitted Nominee (as the case requires).

Performance Right	means a right to be issued one Share subject to satisfaction of the Vesting Conditions, any Disposal Restrictions and rule 5.2.

Permitted Nominee	means a body corporate Controlled by an Eligible Participant, or any other entity as the Board may determine.

Plan	means this performance rights plan as amended from time to time.

Related Body Corporate	has the meaning given to the term in the Corporations Act.

Right	means a Performance Right.

Security Interest

means any interest, right or power that in substance secures payment or performance of any obligation, for example a mortgage, a charge, or a security interest under the Personal Property Securities Act 2009 (Cth).

Share	means a fully paid ordinary share in the Company.

Trust	means a trust created for the purpose of holding Shares or Rights in connection with this Plan and any other employee incentive plan operated by the Company or its subsidiaries.

Vesting	means on the satisfaction of the Vesting Conditions, the Participant’s entitlement to be issued Shares the subject of a Right.

Vesting Conditions	means the vesting conditions specified in an Offer or this Plan, which must be satisfied before Shares are issued, under a Performance Right.

Vesting Date	subject to rule 8.2, means the date on which a Participant is entitled to be issued Shares in respect of their Rights, subject to satisfaction of the Vesting Conditions and any Disposal Restrictions.

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1.2	Interpretation

In this document:

(a)

a reference to a clause, schedule, annexure or party is a reference to a clause of, and a schedule, annexure or party to, this document and references to this document include any schedules or annexures;

(b)	a reference to a party to this document or any other document or agreement includes the party’s successors, permitted substitutes and permitted assigns;

(c)	if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	a reference to a document or agreement (including a reference to this document) is to that document or agreement as amended, supplemented, varied or replaced;

(e)	a reference to this document includes the agreement recorded by this document;

(f)

a reference to legislation or to a provision of legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(g)	if any day on or by which a person must do something under this document is not a Business Day, then the person must do it on or by the next Business Day;

(h)	a reference to a person includes a corporation, trust, partnership, unincorporated body, government and local authority or agency, or other entity whether or not it comprises a separate legal entity;

(i)	a reference to ‘month’ means calendar month;

(j)	words defined in the Corporations Act have the same meaning when used in this document; and

(k)	headings are for convenience only and do not affect the interpretation.

2	Administration of the plan

The Board will administer the Plan in accordance with this document.

3	Eligible Participants

The Board may designate a Director, Employee or Consultant as an Eligible Participant for the purposes of the Plan.

4	Grant of rights

4.1	Offer of Rights

The Board may offer any number of Rights to an Eligible Participant on the terms the Board decides by giving the Eligible Participant an Offer, subject to this Plan and any applicable law or the Listing Rules.

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4.2	Required details of Offer

An Offer must state:

(a)	the total number of Rights for which the Eligible Participant may accept;

(b)	the date of the Offer;

(c)	time period for acceptance of the Offer;

(d)	the Vesting Date;

(e)	any Vesting Conditions;

(f)	any Disposal Restrictions;

(g)	any other terms attaching to the Rights; and

(h)	any matters required to be specified by the Corporations Act or Listing Rules.

4.3	Required documents for Offer

The Company will send the Offer to an Eligible Participant together with:

(a)	an Acceptance Form;

(b)	a copy of this Plan or a summary of this Plan (in which case this Plan will be made available on request, free of charge);

(c)	any other explanatory material which the Company wishes to distribute; and

(d)	any other documents and information required by the Corporations Act and the Listing Rules, if applicable.

4.4	Acceptance of offer

To accept an Offer, an Eligible Participant must complete, sign and return the Acceptance Form in accordance with the Offer.

4.5	Permitted Nominees

(a)

An Eligible Participant that receives an Offer may nominate a Permitted Nominee to hold Rights on their behalf by providing details of the Permitted Nominee on the Acceptance Form and having the Permitted Nominee sign the Acceptance Form.

(b)	The Board can, in its absolute discretion and without providing an explanation, decide whether or not to accept the nomination of a Permitted Nominee by an Eligible Participant.

(c)

Where the Board decides not to grant Rights to a Permitted Nominee, the Board will, instead, grant the Rights to the Eligible Participant and the Eligible Participant is taken to have accepted the Offer personally.

(d)	An Eligible Participant must immediately notify the Company in writing as soon as they become aware:

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(i)	that they cease to Control their Permitted Nominee;

(ii)	of any transaction which may result in them ceasing to Control their Permitted Nominee; or

(iii)	that they cease to have an entitlement (whether or not that entitlement requires an exercise of discretion) to a majority of the distributions of their Permitted Nominee.

(e)	If an Eligible Participant ceases to Control their Permitted Nominee at any time, the Board may determine that any Rights issued to the Permitted Nominee be transferred to the Eligible Participant.

4.6	Maximum Rights granted

The Board must not grant Rights if the number of Shares to be issued on Vesting of the Rights, when aggregated with the:

(a)

total number of Shares relating to unvested and unexpired Rights existing or which would be issued if all offers for Rights were accepted, being offers made or Rights acquired under an employee share or option plan only for employees or directors of the Company and its Related Bodies Corporate; and

(b)	number of Shares in the same class issued during the previous five years under any employee share or option scheme only for employees or directors of the Company and its Related Bodies Corporate,

but disregarding any Offer made, or Right acquired or Share issued by way of or as a result of:

(c)	an Offer to a person situated at the time of receipt of the Offer outside of Australia;

(d)	a disclosure document or product disclosure statement; or

(e)	an offer that did not need disclosure because of section 708 Corporations Act,

would exceed 5% of the total number of issued Shares in that class of Shares of the Company as at the time the offer was made.

4.7	No payment for grant of Rights or issue of Shares

A Participant is not required to pay for the grant of any Rights or the issue of Shares on Vesting.

4.8	Statement

The Company will, within ten Business Days following the Grant Date, deliver to each Participant:

(a)	a statement in the form the Board decides evidencing the grant of the Rights; and

(b)	any other information required by the Constitution, Corporations Act or the Listing Rules, if applicable.

4.9	Register of holders

The Company must, if required by law, maintain a register of the Rights.

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5	Vesting of Rights and issue of Shares

5.1	Number of Shares to be issued on Vesting of a Performance Right

Subject to rule 5.2, each Performance Right entitles the Participant to be issued one Share after the Vesting Date:

(a)	subject to the satisfaction of the Vesting Conditions;

(b)	provided any acquisition of Shares does not breach Corporations Act or the Listing Rules, if applicable; and

(c)	subject to any other requirement contained in the Offer.

5.2	Cash Settlement

The Board may decide, in its absolute discretion to substitute the issue of Shares on the Vesting of Rights, for the payment to the Participant of a cash amount calculated in accordance with the following formula for Performance Rights:

Number of Performance Rights	x	Market Value of a Share on the Vesting Date of the Performance Rights

5.3	Lapse of Rights between Grant Date and Vesting Date

Unless the Board decides otherwise, if an event in the table below occurs in respect of an Eligible Participant, before the Vesting Date for a Right, the Eligible Participant’s Rights are treated in accordance with the following table:

Event	Treatment of Rights
Eligible Participant’s lawful termination from employment with the Group or consultancy arrangement with the Group	Rights lapse immediately
Eligible Participant’s resignation or vacation from the Board, employment or consultancy with the Group	Rights lapse immediately
Eligible Participant being made redundant	Rights do not lapse
Eligible Participant becomes disabled and (in the opinion of a medical practitioner nominated by the Board) is unable to perform their normal duties	Rights do not lapse
Death of the Eligible Participant	Rights do not lapse
Eligible Participant loses Control of their Permitted Nominee	Rights lapse immediately unless they are transferred to the Eligible Participant under rule 4.5(e)

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6	Rights attaching to Rights granted

6.1	Adjustment for reconstruction

If there is a reconstruction of the issued capital of the Company (including consolidation, sub-division, reduction or return), the number of Shares over which a Right exists will be adjusted (as appropriate) to the extent necessary to comply with the Listing Rules applying to a reorganisation of capital.

6.2	Dividends

A Participant does not have the right to participate in dividends on Shares until Shares are issued after Vesting of the Rights.

6.3	Voting rights

A Participant does not have the right to vote in respect of a Right.

6.4	Participation in further issues

(a)	A Participant cannot participate in a pro rata or bonus issue of Shares without being issued Shares for their Rights.

(b)

If a pro rata bonus or cash issue of securities is awarded by the Company, the number of Shares over which a Right exists will be adjusted as specified in Listing Rules and written notice will be given to the Participant.

6.5	Transfer of rights

Subject to rule 6.6, Participants must not:

(a)	create a Security Interest in; or

(b)	transfer, assign, dispose or otherwise deal with,

Rights, or any interest in Rights, without the prior written consent of the Board.

6.6	Transmission

The transmission of Rights to a legal personal representative of an Eligible Participant following an Eligible Participant’s death, may be made without the prior written consent of the Board.

6.7	Quotation

The Company will not apply to ASX for official quotation of any of the Rights.

7	No interest in shares

A Participant has no interest in Shares the subject of Rights unless and until Vesting of those Rights occurs and Shares are issued to that Participant.

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8	Change of control

8.1	Board to notify Participant of Change of Control Trigger Event

The Board must, as soon as reasonably practicable, give written notice to each Participant of a Change of Control Trigger Event.

8.2	Treatment of Rights on a Change of Control Trigger Event

Unless the Board decides otherwise, if a Change of Control Trigger Event occurs, the Vesting Date of all Rights is the date on which the Change of Control Trigger Event occurs, or another date the Board decides.

8.3	Board to decide whether Rights Vest

After a Change of Control Trigger Event occurs, the Board must decide whether the Rights or a pro rata proportion of Rights Vest on the Vesting Date (as determined under rule 8.2) having regard to the performance of the Company and the relevant Eligible Participant, the Vesting Conditions and any other circumstances the Board decides are relevant.

8.4	Rights that the Board decides Vest following a Change of Control Trigger Event

If the Board decides that Rights Vest under rule 8.3, the Company must either:

(a)	issue Shares to Participants as soon as reasonably practicable;

(b)

arrange for rights to acquire shares in the Bidder to be granted to the Participants on substantially the same terms as the Rights, but with any appropriate and reasonable adjustments decided by the Board to the number of shares in the Bidder to be issued on exercise of those rights, to ensure the Participants are not materially financially disadvantaged with the agreement of the Bidder;

(c)	arrange for shares to be issued in the Bidder in lieu of Shares on the terms decided by the Board as soon as reasonably practicable; or

(d)	proceed with a combination of any of the alternatives in rules 8.4(a), 8.4(b) or 8.4(c).

8.5	Rights that the Board decides do not Vest following a Change of Control Trigger Event

If the Board decides that Rights do not Vest under rule 8.3:

(a)	the Board may arrange for rights in the Bidder to be granted to the Participant on terms decided by the Board and the Rights will immediately lapse; or

(b)	those Rights immediately lapse, unless the Board decides otherwise.

8.6	Participants to cooperate and attorney

Each Participant:

(a)	must do all acts, matters or things which are necessary or desirable to give effect to rules 8.4(b), 8.4(b) and 8.5(a); and

(b)	irrevocably appoints any two Directors as its attorney for the purpose of performing any act required of it under rule 8.6.

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9	Issue of Shares on Vesting

9.1	Issue of Shares

The Company will issue, transfer or allocate Shares to a Participant at the next Board meeting, or within 20 Business Days, whichever first occurs after Vesting.

9.2	Application for quotation

If the Company’s Shares are officially quoted by ASX, the Company will apply to ASX for official quotation of any Shares issued to a Participant after Vesting of a Right within the time prescribed by the Listing Rules but, in any event, within ten Business Days of the issue of those Shares.

9.3	Ranking of Shares issued after Vesting

A Share issued under a Right after Vesting ranks equally with all existing Shares of that class from the date of allotment

10	Disposal restriction

10.1	No disposal of Shares for a specified period

If an Offer contains Disposal Restrictions, the Participant must comply with the Disposal Restrictions (or direct the trustee of the Trust, if applicable to do so) in relation to all Shares issued after Vesting for the period specified in the Offer.

10.2	Holding locks or other procedures

If the Shares issued after Vesting to a Participant are subject to a Disposal Restriction the Company, may implement any procedure (including a holding lock) it considers appropriate to ensure the Disposal Restriction is complied with for the period specified in the Offer.

10.3	Restrictions cease on Change of Control Trigger Event

A Disposal Restriction ceases to apply immediately upon a Change of Control Trigger Event occurring. As soon as reasonably practicable after the Change of Control Trigger Event occurs, the Company must release the Shares from any procedure in place under rule 10.2.

11	Notice

11.1	Method of giving notice

A notice, consent or communication under this document is only effective if it is:

(a)	in writing, in English and signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	given as follows:

(i)	delivered by hand to that person’s address;

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(ii)	sent to that person’s address by prepaid mail or by prepaid airmail, if the address is overseas;

(iii)

sent by fax to that person’s fax number where the sender receives a transmission confirmation report from the despatching machine indicating the transmission has been made without error and showing the relevant number of pages and the correct destination fax number or name of recipient; or

11.2	When is notice given

A notice, consent or communication given under rule 11.1 is given and received on the corresponding day set out in the table below. The time expressed in the table is the local time in the place of receipt.

If a notice is	It is given and received on
Delivered by hand or sent by fax	(a)	that day, if delivered by 5.00pm on a Business Day; or
	(b)	the next Business Day, in any other case.
Sent by post	(a)	three Business Days after posting, if sent within Australia; or
	(b)	seven Business Days after posting, if sent to or from a place outside Australia.

11.3	Participant’s address for notices

A Participant’s address and fax number are as shown in the Company’s records or as otherwise notified by the Participant to the Company.

11.4	Company’s address for notices

The Company’s address for notices, including the Acceptance Form is set out below or as otherwise notified by the Company to the Participant.

c/- McCullough Robertson Lawyers, Level 11, 66 Eagle Street, Brisbane, Queensland 4000

11.5	Notices to Permitted Nominees

Any notice given under this Plan to a Permitted Nominee is validly given if it is provided to the associated Eligible Participant under rule 11.1.

12	Amendment of the Plan

12.1	Amendment

Subject to rule 12.2, the Board may amend the Plan in any manner it decides.

12.2	Restrictions

The Board must not make any amendment to the Plan which would:

(a)	have the effect of materially adversely affecting or prejudicing the rights of any Participant holding Rights at that time, except for amendments:

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(i)	to comply with the Constitution, Corporations Act, Listing Rules or any other law affecting the maintenance or operation of the Plan;

(ii)	to correct a manifest error; or

(iii)

to address potential adverse tax implications affecting the Plan arising from changes to laws relating to taxation, the interpretation of laws relating to taxation by the relevant governmental authorities (including the release of any ruling), courts or tribunals; or

(b)	effect a change to increase the number of Shares to which a Participant is entitled on Vesting or change the Vesting Date unless permitted by the Corporations Act and the Listing Rules.

13	Termination of the Plan

The Plan may be terminated or suspended at any time by the Board and that termination or suspension will not have any effect on or prejudice the rights of any Participant holding Rights at that time.

14	Administration of the Plan

14.1	Authority to form policy and delegation

(a)

The Board may make policy and regulations for the operation of the Plan which are consistent with the Plan and may delegate necessary functions to an appropriate service provider or employee capable of performing those functions and implementing those policies.

(b)

The Board may delegate functions and powers under this Plan as it considers appropriate, for the efficient administration of the Plan, to a committee made up of a person or persons capable of performing those functions and exercising those powers.

14.2	Obligations of Board

The Board in exercising a power or discretion conferred on it by this Plan is not under a fiduciary or other obligation to any other person.

14.3	Board decisions

The decision of the Board as to the interpretation, effect or application of this Plan is final.

14.4	Board, Company and delegates may act in its absolute discretion

Where the Board, the Company or their delegates may exercise any right or discretion or make any decision under this document, it may do so in its absolute discretion, conditionally or unconditionally, and without being required to give reasons or act reasonably. This rule applies unless this document expressly requires otherwise.

14.5	Independent advice by Board

The Board or a committee may take and rely upon independent professional or expert advice on the exercise of any of their powers or discretions under this Plan.

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15	Rights of Eligible Participants and Participants

Nothing in this Plan:

(a)	confers on any Eligible Participant the right to continue as a Director, an Employee or a Consultant;

(b)	affects any rights a member of the Group may have to terminate the employment of any Employee or any agreement with a Director or Consultant; or

(c)	may be used to increase damages in any action brought against the Company or any Related Body Corporate, other than an action arising solely out of a Participant’s rights under the Plan.

16	General

16.1	Listing Rules and Constitution

(a)	This Plan, the entitlements of Participants, and any obligations of the Company, under this Plan are subject to the Constitution, the Listing Rules, the Corporations Act and any other applicable law.

(b)

Despite any other rule of this Plan, every covenant or other provision set out in an exemption from, or modification to, the provisions of the Corporations Act granted from time to time by ASIC in respect of the Plan, and required to be included in this Plan in order for the exemption or modification to have effect, is deemed to be contained in this Plan. To the extent that any covenant, or other provision deemed to be contained in this Plan is inconsistent with any other rule of this Plan, the deemed covenant or other provision will prevail.

16.2	Costs

(a)	The Company must pay all the expenses, costs and charges incurred in operating the Plan.

(b)

The Company is not responsible for any duties or taxes which may become payable in connection with the grant of Rights, the issue and allotment of Shares after Vesting or any other dealing with Rights or Shares (including, but not limited to, as a result of a transaction contemplated by rules 4.5(e) or 8.4).

16.3	Advice

Participants should obtain their own independent advice at their own expense on the financial, taxation and other consequences to them of, or relating to, participating in the Plan.

16.4	Governing law and jurisdiction

(a)	Queensland law governs this document and the rights of Participants under the Plan.

(b)	Each Participant, the Company and the Board (and their delegates) irrevocably submits to the non-exclusive jurisdiction of the Queensland courts and courts competent to hear appeals from those courts.

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